Exhibit (h)(4)(xxi)

AMENDMENT NO. 3

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

Amendment No. 3, dated as of April 4, 2014 (“Amendment No. 3”), to the Second Amended and Restated Participation Agreement, dated as of May 23, 2012, as amended (“Agreement”), by and among EQ Advisors Trust (“Trust”), AXA Equitable Life Insurance Company, AXA Equitable Funds Management Group, LLC and AXA Distributors, LLC (collectively, the “Parties”).

The Parties hereby agree to modify and amend the Agreement as follows:

1.	New Portfolios. The Trust hereby includes the AXA/Horizon Small Cap Value Portfolio, AXA/Lord Abbett Micro Cap Portfolio, AXA/Morgan Stanley Small Cap Growth Portfolio and AXA/Pacific Global Small Cap Value Portfolio in the Agreement from and after the date hereof for all purposes on the terms and conditions contained in the Agreement.

2.	Name Changes: Effective May 1, 2014, the following Portfolio’s names shall be changed as follows:

Current Name	New Name
EQ/Large Cap Value PLUS	AXA Large Cap Value Managed Volatility
EQ/Large Cap Core PLUS	AXA Large Cap Core Managed Volatility
EQ/Large Cap Growth PLUS	AXA Large Cap Growth Managed Volatility
EQ/International Core PLUS	AXA International Core Managed Volatility
EQ/Global Multi-Sector Equity	AXA Global Equity Managed Volatility
EQ/Mid Cap Value PLUS	AXA Mid Cap Value Managed Volatility
EQ/International Value PLUS	AXA International Value Managed Volatility
EQ/Mutual Large Cap Equity	AXA/Mutual Large Cap Equity Managed Volatility
EQ/Templeton Global Equity	AXA/Templeton Global Equity Managed Volatility
EQ/AXA Franklin Small Cap Value Core	AXA/Franklin Small Cap Value Managed Volatility
EQ/Franklin Templeton Allocation	AXA/Franklin Templeton Allocation Managed Volatility
EQ/Franklin Core Balanced	AXA/Franklin Balanced Managed Volatility
AXA Tactical Manager 500	AXA 500 Managed Volatility
AXA Tactical Manager 400	AXA 400 Managed Volatility
AXA Tactical Manager 2000	AXA 2000 Managed Volatility
AXA Tactical Manager International	AXA International Managed Volatility
ATM Large Cap	ATM Large Cap Managed Volatility
ATM Mid Cap	ATM Mid Cap Managed Volatility
ATM Small Cap	ATM Small Cap Managed Volatility
ATM International	ATM International Managed Volatility

Exhibit (h)(4)(xxi)

3.	Schedule B. Schedule B to the Agreement, setting forth the Portfolios of the Trust participating on behalf of which the Trust is entering into the Agreement is hereby replaced in its entirety by Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 3 as of the date first above set forth.

EQ ADVISORS TRUST		AXA Equitable Life Insurance Company

By:	/s/ Brian Walsh	By:	/s/ Steven M. Joenk
	Name: Brian Walsh Title: Chief Financial Officer and Treasurer		Name: Steven M. Joenk Title Managing Director

AXA DISTRIBUTORS, LLC		AXA Equitable Funds Management Group, LLC

By:	/s/ Nicholas B. Lane	By:	/s/ Steven M. Joenk
	Name: Nicholas B. Lane Title: Chairman, President and Chief Executive Officer		Name: Steven M. Joenk Title Chairman, Chief Executive Officer and President

Exhibit (h)(4)(xxi)

SCHEDULE B

AMENDMENT NO. 3

SECOND AMENDED AND RESTATED PARTICIPATION AGREEMENT

All Asset Aggressive – Alt 25 Portfolio
All Asset Aggressive – Alt 50 Portfolio
All Asset Aggressive – Alt 75 Portfolio
All Asset Growth – Alt 20 Portfolio
All Asset Moderate Growth – Alt 15 Portfolio
ATM International Managed Volatility Portfolio
ATM Large Cap Managed Volatility Portfolio
ATM Mid Cap Managed Volatility Portfolio
ATM Small Cap Managed Volatility Portfolio
AXA 2000 Managed Volatility Portfolio
AXA 400 Managed Volatility Portfolio
AXA 500 Managed Volatility Portfolio
AXA Aggressive Strategy Portfolio
AXA Balanced Strategy Portfolio
AXA Conservative Growth Strategy Portfolio
AXA Conservative Strategy Portfolio
AXA Global Equity Managed Volatility Portfolio
AXA Growth Strategy Portfolio
AXA International Core Managed Volatility Portfolio
AXA International Managed Volatility Portfolio
AXA International Value Managed Volatility Portfolio
AXA Large Cap Core Managed Volatility Portfolio
AXA Large Cap Growth Managed Volatility Portfolio
AXA Large Cap Value Managed Volatility Portfolio
AXA Mid Cap Value Managed Volatility Portfolio
AXA Moderate Growth Strategy Portfolio
AXA SmartBeta™ Equity Portfolio
AXA/Templeton Global Equity Managed Volatility Portfolio
AXA Ultra Conservative Strategy Portfolio
AXA/Franklin Balanced Managed Volatility Portfolio
AXA/Franklin Small Cap Value Managed Volatility Portfolio
AXA/Franklin Templeton Allocation Managed Volatility Portfolio
AXA/Horizon Small Cap Value Portfolio
AXA/Lord Abbett Micro Cap Portfolio
AXA/Morgan Stanley Small Cap Growth Portfolio
AXA/Mutual Large Cap Equity Managed Volatility Portfolio
AXA/Pacific Global Small Cap Value Portfolio

EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio
EQ/AllianceBernstein Short Duration Government Bond Portfolio
EQ/AllianceBernstein Short-Term Bond Portfolio
EQ/AllianceBernstein Small Cap Growth Portfolio
EQ/BlackRock Basic Value Equity Portfolio
EQ/Boston Advisors Equity Income Portfolio
EQ/Calvert Socially Responsible Portfolio
EQ/Capital Guardian Research Portfolio
EQ/Common Stock Index Portfolio
EQ/Convertible Securities Portfolio
EQ/Core Bond Index Portfolio
EQ/Davis New York Venture Portfolio
EQ/Emerging Markets Equity PLUS Portfolio
EQ/Energy ETF Portfolio
EQ/Equity 500 Index Portfolio
EQ/Equity Growth PLUS Portfolio
EQ/GAMCO Mergers and Acquisitions Portfolio
EQ/GAMCO Small Company Value Portfolio
EQ/Global Bond PLUS Portfolio
EQ/High Yield Bond Portfolio
EQ/Intermediate Government Bond Portfolio
EQ/International Equity Index Portfolio
EQ/International ETF Portfolio
EQ/Invesco Comstock Portfolio
EQ/JPMorgan Value Opportunities Portfolio
EQ/Large Cap Growth Index Portfolio
EQ/Large Cap Value Index Portfolio
EQ/Lord Abbett Large Cap Core Portfolio
EQ/Low Volatility Global ETF Portfolio
EQ/MFS International Growth Portfolio
EQ/Mid Cap Index Portfolio
EQ/Money Market Portfolio
EQ/Montag & Caldwell Growth Portfolio
EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/Natural Resources PLUS Portfolio
EQ/Oppenheimer Global Portfolio
EQ/PIMCO Global Real Return Portfolio
EQ/PIMCO Ultra Short Bond Portfolio
EQ/Quality Bond PLUS Portfolio
EQ/Real Estate PLUS Portfolio
EQ/Small Company Index Portfolio
EQ/T. Rowe Price Growth Stock Portfolio
EQ/UBS Growth and Income Portfolio
EQ/Wells Fargo Omega Growth Portfolio